UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 29, 2008, a proposed decision was issued in the second phase of the 2008 Cost of Capital proceeding pending at the California Public Utilities Commission (CPUC).  This phase of the proceeding was established to consider the adoption of a uniform multi-year cost of capital mechanism for Pacific Gas and Electric Company (Utility) and the other two California investor-owned electric utilities.  The proposed decision does not recommend any change to the utilities’ 2008 cost of capital or capital structure approved by the CPUC in December 2007.  The mechanism described in the proposed decision would adjust the utilities’ cost of debt, preferred stock, and equity annually, if warranted based on the amount of change to an interest rate index.  The utilities would be required to file full cost of capital applications by April 20 of every third year.  The first application would be due on April 20, 2010.  (Under the current regulatory schedule, the annual cost of application is due May 8 of each year, to become effective on January 1 of the following year.)  The proposed decision would permit the utilities to file a cost of capital application earlier in extraordinary circumstances.

The proposed cost of capital mechanism would utilize an interest rate index, the 12-month October through September average of the Moody's Investors Service (Moody's) Aa utility bond index (for A credit-rated utilities) or the Moody’s Baa utility bond index (for B credit-rated utilities), to trigger changes in the authorized cost of debt, preferred stock, and equity.  The proposed decision states that in any year in which the current index increases or decreases by more than 100 basis points (the deadband) from the applicable Moody’s benchmark, the cost of equity would be adjusted by one-half of the difference between the benchmark and the current index.  It is unclear in the proposed decision whether such adjustment would be based on one-half of the full difference between the current index and the benchmark, or one-half of the amount that the current index exceeds the 100 basis point deadband.  In addition, if the mechanism is triggered, the costs of long-term debt and preferred stock would be adjusted to reflect the actual August month-end embedded costs in that year and forecasted interest rates for variable long-term debt and any new long-term debt and preferred stock scheduled to be issued.

Comments on the proposed decision are due on May 19, 2008.  PG&E Corporation and the Utility are unable to predict whether the CPUC will adopt the proposed decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: April 30, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 30, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary